Exhibit 99.1
FOR IMMEDIATE RELEASE
PREMIER EXHIBITIONS WILL ANNOUNCE FY2008 GUIDANCE ON MAY 21, 2007
     Atlanta, GA, May 15, 2007 - Premier Exhibitions, Inc. (NASDAQ: PRXI) will release formal guidance for its fiscal year ending February 29, 2008 on May 21, 2007.
     The release by Premier Exhibitions, Inc. of guidance is the only official position taken by the Company with respect to its future financial performance. Any and all references to and/or projections regarding the Company’s future financial performance, including comments about the Company’s future stock price, which may have been made at the May 11, 2007 shareholders’ conference call, are retracted and should not be construed as guidance.
     Mr. Arnie Geller, the Company’s President and Chief Executive Officer stated, “[w]e do not want our current shareholders or other interested parties to confuse general forward-looking statements for official guidance. We are pleased to be in a position to announce guidance early next week in order to provide investors and other interested persons with our expectations for the 2008 fiscal year.”
     Premier Exhibitions, Inc. is a major provider of museum quality touring exhibitions throughout the world.
Investor Relations:
North Coast Advisors, Inc:
Craig T. Stewart
585-218-7371
cstewart@ncainc.com

Media Inquiries:
Premier Exhibitions, Inc.:
Katherine Morgenstern
404.842.2675
kmorgenstern@prxi.com

Forward-Looking Statements
Certain of the statements contained in this press release contain forward-looking statements that involve a number of risks and uncertainties. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Premier Exhibitions has based these forward-looking statements on its current expectations and projections about future events, based on the information currently available to it. The forward-looking statements contained in this press release may also include statements relating to Premier Exhibitions’ anticipated financial performance, business prospects, new developments, new strategies and similar matters. Certain of the factors described in Premier Exhibitions’ filings with the Securities and Exchange Commission, including the section of its Annual Report on Form 10-K for the year ended February 28, 2007 entitled “Risk Factors”, may affect the future results of Premier Exhibitions and cause those results to differ materially from those expressed in the forward-looking statements. Premier Exhibitions disclaims any obligation to update any of its forward-looking statements, except as may be required by law.